EXHIBIT 23.1

CONSENT OF SEWELL AND COMPANY, P.A.



The Board of Directors of
Safe Technologies International, Inc.:

We hereby consent to incorporation by reference in the Registration Statement of Safe Technologies International, Inc. on Form S-8 filed with the Securities and Exchange Commission on September 8, 1998 of our report dated March 9, 1999 relating to the financial statements of Safe Technologies International, Inc. for the fiscal years ended December 31, 1998 and 1997, appears in this Annual Report on Form 10-KSB of Safe Technologies International, Inc. for the year ended December 31, 1998


SEWELL AND COMPANY, P.A.


Hollywood, Florida
March 9, 1999